Exhibit 10.1

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Revenue Participation Right

Purchase and Sale Agreement

By and Between

Apogee Therapeutics, Inc.

and

Annapurna Aggregator L.P.

Dated as of May 26, 2026

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i

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ii

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Index of Exhibits

Exhibit A:	Payment Instructions

Exhibit B:	Form of Bill of Sale

Exhibit C:	Form of Senior Debt Intercreditor Agreement

Exhibit D:	Clinical Trial Success Criteria

Exhibit E:	Revenue Percentage Schedule

Exhibit F:	APG777 Phase3 Clinical Trials

Exhibit G:	APG777 Product Rights

Exhibit H:	Data Room Index

Exhibit I:	CoC Scenarios

iii

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REVENUE PARTICIPATION RIGHT PURCHASE AND SALE AGREEMENT

This REVENUE PARTICIPATION RIGHT purchase and sale AGREEMENT (this “Agreement”), dated as of May 26, 2026 (the “Effective Date”), is made and entered into by and between Annapurna Aggregator L.P., a Delaware limited partnership (the “Buyer”), and Apogee Therapeutics, Inc., a Delaware corporation (the “Seller” and the Buyer and the Seller, each a “Party”).

W I T N E S S E T H:

WHEREAS, the Seller is in the business of, among other things, developing and Commercializing the Products;

WHEREAS, the Buyer desires to purchase the Initial Revenue Participation Right and the Tranche 4 Incremental Revenue Participation Right and receive the Revenue Payments from the Seller, in each case on the terms and conditions set forth in this Agreement;

WHEREAS, the Seller desires to use the proceeds from the Upfront Purchase Price and, if funded, each of the Tranche 2 Purchase Price and the Tranche 3 Purchase Price, for the clinical development of APG777;

WHEREAS, the Seller desires to sell the Initial Revenue Participation Right and the Tranche 4 Incremental Revenue Participation Right and make the Revenue Payments to the Buyer, in each case on the terms and conditions set forth in this Agreement; and

NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. The following terms, as used herein, shall have the following meanings:

“Acquirer” means, collectively, the Third Party referenced in the definition of “Change of Control” and such Third Party’s Affiliates, other than the Seller and Seller’s Affiliates immediately prior to the closing of such Change of Control.

“Affiliate” means, with respect to any particular Person, any other Person directly or indirectly controlling, controlled by or under common control with such particular Person. For purposes of this definition of “Affiliate,” the term “control” means direct or indirect ownership of (a) fifty percent (50%) or more, including ownership by trusts with substantially the same beneficial interests, of the voting and equity rights of such Person, firm, trust, corporation, partnership or other entity or combination thereof, or (b) the power to direct the management of such Person, firm, trust, corporation, partnership or other entity or combination thereof, by contract or otherwise. For purposes hereof, any Person shall be deemed to control a partnership, limited liability company, association or other business entity if such Person, directly or indirectly through one or more intermediaries, shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company, association or other business entity. Notwithstanding any provision to the contrary in this Agreement, Affiliates of Buyer will not include any portfolio companies of an investment management fund, private equity fund, venture capital

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fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, Buyer.

“AD” means atopic dermatitis.

“Additional Monetization” is defined in Section 7.13(b).

“Agreement” is defined in the preamble.

“Annual Aggregate Product Net Sales” is defined in Exhibit E.

“APG777” means the antibody that specifically binds to and inhibits interleukin-13 (IL-13), coded by the Seller as of the Effective Date as APG777 or zumilokibart (APG777).

“APG777 Phase 2 Part B Clinical Trial” means [ * * * ].

“APG777 Phase3 Clinical Trials” means [ * * * ].

“APG777 Product Rights” means any and all of the following, as they exist throughout the world: (a) the Intellectual Property Rights specifically related to, or necessary or actually used for the Manufacture or Exploitation of, any Product containing APG777, (b) regulatory filings, submissions and approvals, including Marketing Approvals and pricing and reimbursement approvals, with or from any Regulatory Authorities related to APG777, (c) In-Licenses related to APG777 and (d) Out-Licenses specifically related to APG777, and in each case, including those existing as of the Effective Date as set forth on Exhibit G.

“Audit Arbitrator” is defined in Section 7.4(d).

“Back-Up Security Interest” is defined in Section 2.3.

“Bankruptcy Laws” means, collectively, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally.

“Base Revenue Percentage” means the rates in respect of Annual Aggregate Product Net Sales set forth in the “Base Revenue Percentage” column on Exhibit E (subject to proportional adjustment in accordance with Exhibit E if the Buyer receives a CoC Optional Payment).

“Bill of Sale” is defined in Section 3.3.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York are permitted or required by applicable law or regulation to remain closed.

“Buy-Back Option” is defined in Section 7.10(b).

“Buy-Back Requirement” is defined in Section 7.10(a).

“Buyer” is defined in the preamble.

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“Buyer Indemnified Parties” is defined in Section 8.1(a).

“Calendar Quarter” means a period of three (3) consecutive months ending on the last day of March, June, September, or December, respectively.

“Calendar Year” means a period of twelve (12) consecutive months commencing on January 1 of any year.

“CDx Agreement” means any agreement or arrangement between the Seller or any of its Affiliates, on the one hand, and any Third Party, on the other hand, for the development or commercialization of companion diagnostics for use with a Product.

“Change of Control” means (a) a transaction or series of related transactions that results in the sale or other disposition of all or substantially all of the Seller’s and its Affiliates’ assets to a Third Party, on a consolidated basis; (b) a merger or consolidation of the Seller (or a parent entity) with a Third Party in which the Seller (or a parent entity) is not the surviving corporation or in which, if the Seller (or its parent entity) is the surviving corporation, the stockholders of the Seller (or its parent entity) immediately prior to the consummation of such merger or consolidation do not, immediately after consummation of such merger or consolidation, possess, directly or indirectly through one or more intermediaries, and acting jointly, a majority of the voting power of all of the surviving entity’s outstanding stock and other securities and the power to elect a majority of the members of the Seller’s (or its parent entity’s) board of directors (or equivalent governing body); or (c) a transaction or series of related transactions with one or more Third Parties (which may include a tender offer for the Seller’s (or its parent entity’s) stock or the issuance, sale or exchange of stock of the Seller (or its parent entity)) if the stockholders of the Seller (or its parent entity) immediately prior to such transaction(s) do not, immediately after consummation of such transaction(s), possess, directly or indirectly through one or more intermediaries, and acting jointly, a majority of the voting power of all of the Seller’s (or its parent entity’s) or its successor’s outstanding stock and other securities and the power to elect a majority of the members of the Seller’s (or its parent entity’s) or its successor’s board of directors (or equivalent governing body).

“Claim” means any Third Party claim, demand, suit or cause of action.

“Clinical Trial” means a clinical study involving human subjects intended to support the Marketing Approval or Commercialization of a Product.

“CoC 180 Payment” means [ * * * ].

“CoC 2030 Payment” means [ * * * ].

“CoC Optional Payment” means the CoC 180 Payment or the CoC 2030 Payment, as applicable.

“CoC Required Payment” means [ * * * ].

“CMC Activities” means those manufacturing activities and regulatory activities designed to support preparation of the chemistry, manufacturing and controls sections of any regulatory materials or Marketing Approval for the Products.

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“Combination Product” means: [ * * * ].

“Commercialization” means any and all activities directed to the marketing, detailing, promotion, commercial launching, selling and securing of reimbursement of a product (including using, importing, selling and offering for sale of the product ), and shall include post-Marketing Approval studies, post-launch marketing, promoting, detailing, marketing research, customer service, selling a product, importing, exporting, and regulatory compliance with respect to the foregoing. When used as a verb, “Commercialize” and “Commercializing” shall mean to engage in Commercialization. For clarity, “Commercialization” excludes Manufacturing activities.

“Commercially Reasonable Efforts” means, [ * * * ].

“Confidential Information” is defined in Section 9.1.

“Contract Manufacturing Agreement” means any agreement or arrangement between the Seller or any of its Affiliates and any Third Party for the Manufacture of a Product, including bulk drug product, bulk drug substance and finished product, for Commercialization.

“Customary Additional Monetization Senior Intercreditor Agreement” means, with respect to any Additional Monetization at any time during which Senior Debt is outstanding, such customary intercreditor agreement in form and substance that is reasonably satisfactory to the Seller, the Buyer, and the provider of Additional Monetization and the holder of Senior Debt of each applicable facility [ * * * ].

“Customary Additional Monetization Junior Intercreditor Agreement” means, with respect to any Additional Monetization, such customary intercreditor agreement in form and substance that is reasonably satisfactory to the Seller, the Buyer and the provider of Additional Monetization [ * * * ].

“Customary Senior Debt Intercreditor Agreement” means, with respect to any Senior Debt, (a) an intercreditor agreement with substantially the same terms as the form of Senior Debt Intercreditor Agreement attached hereto as Exhibit C or (b) such other customary intercreditor agreement in form and substance that is reasonably satisfactory to the Seller, the Buyer and the holder of such Senior Debt, [ * * * ].

“Data Room” means that certain electronic data room established by Seller and hosted on [ * * * ], and to which Buyer was granted access prior to the Effective Date.

“Disclosing Party” is defined in Section 9.1.

“Disclosure Schedule” means the Disclosure Schedule, dated as of the Effective Date, delivered to the Buyer by the Seller concurrently with the execution of this Agreement.

“Effective Date” is defined in the preamble.

“EMA” means the European Medicines Agency, or any successor agency thereto.

“European Union” means the countries of the European Union, as it is constituted on the Effective Date and as it may be modified from time to time after the Effective Date.

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“Existing Patents” has the meaning set forth in Section 4.10(a).

“Exploitation” or “Exploit” means any and all activities directed to the research, development, importation, exportation, use, registration, modification, enhancement, improvement, optimization, seeking of Marketing Approvals and pricing and reimbursement approvals for, Commercialization, or other exploitation of a Product. “Exploitation” excludes Manufacturing activities.

“FCPA” is defined in Section 4.15.

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

“First Commercial Sale” means, with respect to a Product, the first sale that will result in any Net Sales in any jurisdiction of the world after Marketing Approval of such Product has been granted in such jurisdiction, or after marketing and sale of such Product is otherwise permitted in such jurisdiction, by the applicable Regulatory Authority.

“GAAP” means generally accepted accounting principles in the United States, as consistently applied by the applicable Related Party in accordance with its implemented accounting practices.

“Governmental Entity” means any: (a) nation, principality, republic, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or other entity and any court, arbitrator or other tribunal); (d) multi-national organization or body; or (e) individual, body or other entity exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Gross Sales” is defined in the definition of “Net Sales”.

“Indebtedness” means any indebtedness for borrowed money, obligation evidenced by a note, bond, debenture or similar instrument, or guarantee of any of the foregoing.

“Indemnified Party” is defined in Section 8.2.

“Indemnifying Party” is defined in Section 8.2.

“Initial Closing Date” is defined in Section 3.1.

“Initial Revenue Participation Right” means the Revenue Participation Right in respect of the Base Revenue Percentage.

“In-License” means [ * * * ].

“Intellectual Property Rights” means any and all of the following owned or in-licensed by the Seller or its Affiliates or their respective Licensees, as they exist throughout the world at any time: (a) the Patent Rights; (b) rights in registered and unregistered trademarks, service marks, trade names, trade dress, logos, packaging

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design, slogans and Internet domain names, and registrations and applications for registration of any of the foregoing, in each case, as specifically related to any Product; (c) copyrights in both published and unpublished works, including all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above, in each case, as specifically related to any Product; (d) rights in all Know-How specifically related to any Product or necessary or actually used for the Manufacture or Exploitation of any Product; (e) any and all other intellectual property rights or proprietary rights, whether or not patentable, specifically relating to any of the foregoing ((a)-(d)); and (f) intellectual property rights in regulatory filings, submissions, applications, registrations and approvals specifically related to any Product

“Judgment” means any judgment, order, writ, injunction, citation, award or decree of any nature.

“Know-How” means any and all proprietary or confidential information, know-how and trade secrets, including processes, formulae, models and techniques, rights in research in progress, algorithms, data, databases, data collections, chemical and biological materials (including any compounds, DNA, RNA, clones, vectors, cells and any expression product, progeny, derivatives or improvements thereto), and the results of experimentation and testing, and samples.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind or assignment for security purposes, whether voluntarily incurred or arising by operation of law or otherwise against any property or assets.

“Lien Termination Date” is defined in Section 7.14.

“Licensee” means any Third Party that is a counterparty to an Out-License, or any downstream (sub)licensee of such Third Party under such Out-License.

“Logistics Agreement” means any agreement between the Seller or any of its Affiliates, on the one hand, and a Third Party acting solely as a Logistics Provider, on the other hand.

“Logistics Provider” means a Third Party that has the right, option or obligation to distribute, transport, warehouse, package, import, or provide similar logistics services with respect to Product on behalf of a Related Party.

“Loss” means any and all Judgments, damages, losses, claims, costs, liabilities and expenses, including reasonable fees and out-of-pocket expenses of counsel.

“Major Market” means [ * * * ].

“Manufacturer” means a Third Party that is a party to any Contract Manufacturing Agreement.

“Manufacturing” or “Manufacture” means manufacturing, production, formulating, processing, filling, finishing, quality control, quality assurance, stability testing, packaging, labeling, shipping, importing, storage and similar activities with respect to a product (and components thereof or therefor), and regulatory compliance with respect to the foregoing.

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“Marketing Approval” means, with respect to any Product, any and all approvals (including drug or device approval applications), licenses, registrations or authorizations sufficient to Commercialize such product in accordance with applicable laws (excluding any compassionate or emergency use or similar approval or authorization and excluding pricing and reimbursement approvals).

“Material Adverse Effect” means [ * * * ].

“Material Breach” means (i) a breach by Seller of Section 7.1, Section 7.3, Section 7.6, Section 7.7, or Section 7.13 of this Agreement, or (ii) a breach of any other provision of ARTICLE 7 hereof by the Seller that has not been cured or waived by the Buyer within [ * * * ] days following Buyer providing Seller with notice of such breach.

“Maximum Revenue Participation Right” is defined in Exhibit E.

“Maximum Revenue Percentage” is defined in Exhibit E.

“Net Sales” means the gross amount invoiced, billed or otherwise recorded for sales of a Product anywhere in the world by or on behalf of the Seller (or any permitted assignee), its Affiliates, or any Licensee, in each case, to a Third Party in accordance with GAAP consistently applied (“Gross Sales”), less the following amounts, to the extent actually deducted in calculating revenue from sales of the applicable Product in accordance with GAAP consistently applied, and not reimbursed by or recovered from such Third Party; provided, that any given amount may be taken as a permitted deduction only once:

[ * * * ].

“Other Component” is defined in the definition of “Combination Product”.

“Out-License” means [ * * * ].

“Party” is defined in the preamble.

“Patents” means any and all patents and patent applications, including any continuation, continuation-in-part, division, provisional or any substitute applications, any patent issued with respect to any of the foregoing patent applications, any certificate, reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent or other governmental actions which extend any of the subject matter of a patent, and any substitution patent, confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

“Patent Rights” means any and all Patents owned or in-licensed by the Seller or any of its Affiliates or their respective Licensees or under which the Seller or any of its Affiliates or their respective Licensees is or may become empowered to practice, the subject matter of which is necessary or actually used for the Manufacture or Exploitation of any Product, including the Patents existing as of the Effective Date set forth on Schedule 4.10(a) and Exhibit G.

“Permitted Liens” means any of the following:

[ * * * ].

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“Permitted Out-License” means a written Out-License between the Seller or any of its Affiliates, on the one hand, and a Permitted Transferee on the other hand.

“Permitted Transferee” [ * * * ].

“Person” means any individual, firm, corporation, company, partnership, limited liability company, trust, joint venture, association, estate, trust, Governmental Entity or other entity, enterprise, association or organization.

“Phase 2 Clinical Trial” means a Clinical Trial of an investigational product in human subjects with the objective of exploring the feasibility, safety, dose ranging, or efficacy of a pharmaceutical or biologic product that satisfies the requirements of 21 C.F.R. § 312.21(b), or a comparable Clinical Trial prescribed by the relevant Regulatory Authority in a country other than the United States.

“Phase 3 Clinical Trial” means a Clinical Trial that incorporates accepted endpoints for confirmation of safety and statistical significance of efficacy with the aim to generate data and results that can be submitted to obtain Marketing Approval as described in 21 C.F.R. 312.21(c), or a comparable Clinical Trial prescribed by the relevant Regulatory Authority in a country other than the United States.

“Phase 3 Readout Date” means the date of the final 16-week data readout from both APG777 Phase3 Clinical Trials.

“Post FCS Advisory Meeting” has the meaning set forth in Section 7.2(a).

“Prime Rate” means the prime rate published by The Wall Street Journal, from time to time, as the prime rate.

“Product” means any product that comprises or contains APG777, in any dosage form, dosing regimen, formulation, or strength, including Combination Products.

“Purchase Price” means the sum of the Upfront Purchase Price, the Tranche 2 Purchase Price, the Tranche 3 Purchase Price, and, if applicable, the Tranche 4 Purchase Price.

“Quarterly Advisory Meeting” is defined in Section 7.2(a).

“Receiving Party” is defined in Section 9.1.

“Regulatory Authority” means any Governmental Entity, including the FDA, which has responsibility in granting a Marketing Approval.

“Related Party” means each of the Seller, its Affiliates, and their respective Licensees, as applicable.

“Representative” means, with respect to any Person, (a) any direct or indirect member or partner of such Person and (b) any manager, director, trustee, officer, employee, agent, advisor or other representative (including attorneys, accountants, consultants, contractors, actual and potential lenders, investors, co-investors and assignees, bankers and financial advisers) of such Person.

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“Revenue Participation Right” means the right to receive payment in full of all Revenue Payments, and an undivided ownership interest of all accounts (as defined in the UCC), general intangibles (as defined in the UCC), payment intangibles (as defined in the UCC) and all other rights to payment on account of Net Sales, and all proceeds thereof, in an amount equal to the applicable Revenue Percentage multiplied by Net Sales during the Revenue Payment Term. For clarity, following the Tranche 4 Closing, the Revenue Participation Right shall include the Tranche 4 Incremental Revenue Participation Right. For clarity, the Revenue Percentage shall be calculated in accordance with Exhibit E based on Annual Aggregate Product Net Sales.

“Revenue Payment” means for each Calendar Quarter occurring (in whole or in part) during the Revenue Payment Term, an amount payable to the Buyer equal to the product of (i) Net Sales during such Calendar Quarter (or, for any Calendar Quarter occurring in part during the Revenue Payment Term, Net Sales for the calendar days falling within the Revenue Payment Term during such Calendar Quarter) and (ii) the applicable Revenue Percentage. For clarity, the Revenue Percentage shall be calculated in accordance with Exhibit E based on Annual Aggregate Product Net Sales.

“Revenue Payment Term” means the period commencing on the date of receipt of the First Commercial Sale of the first Product and ending on the date that is the fifteenth (15th) anniversary of the date of receipt of the Marketing Approval of the first Product.

“Revenue Percentage” is defined on Exhibit E.

“Revenue Report” is defined in Section 7.3(c).

“Safety Event” means a determination by (a) a Regulatory Authority, (b) the Seller’s clinical safety adjudication committee (acting in good faith and in accordance with its charter), or (c) a data monitoring review board (or similar entity), in each case ((b) and (c)), after reasonable consultation with the FDA or similar Regulatory Authority but subject to such committee’s or board’s final determination, that, in connection with a Clinical Trial for a given Product: (i) such Product presents an unreasonable and significant risk of death, a life-threatening condition or other serious safety concern or (ii) the safety risks, as determined in consultation with a data monitoring review board, associated with such Product otherwise outweigh its benefits, in each case of (i) and (ii), to patients such that such Product should not continue to be administered to the patient population being studied in such Clinical Trial.

“Safety Notices” means any recalls, field alert reports, market withdrawals, “dear doctor” letters, safety alerts or other notices of action relating to a material alleged lack of safety or regulatory compliance of a Product.

“Seller” is defined in the preamble.

“Seller Indemnified Parties” is defined in Section 8.1(b).

“Senior Debt” means any secured credit facility (including any working capital or revolving loan facility), term loan, or other Indebtedness (other than, for the avoidance of doubt, an Additional Monetization) that is secured by a Lien on any Revenue Participation Right or any “proceeds” (as defined in the UCC) thereof or the APG777 Product Rights or any “proceeds” (as defined in the UCC) thereof.

“Specified Clinical Trials” means [ * * * ].

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of whose shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or equivalent governing body) of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of the Seller.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, abandoned property, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Third Party” means any Person that is not the Seller, the Buyer, or an Affiliate of the Seller or the Buyer.

“Tranche 2 Closing” is defined in Section 3.7(a).

“Tranche 2 Purchase Price” means $100,000,000.

“Tranche 2 Trigger” means [ * * * ].

“Tranche 3 Closing” is defined in Section 3.7(b).

“Tranche 3 Purchase Price” means $200,000,000.

“Tranche 3 Trigger” means [ * * * ].

“Tranche 4 Actual Purchase Price” means (a) the Tranche 4 Minimum Purchase Price plus (b) the portion of the Tranche 4 Additional Purchase Price elected by the Seller to be funded in the Tranche 4 Notice. For the avoidance of doubt, in no event shall the Tranche 4 Actual Purchase Price exceed the Tranche 4 Maximum Purchase Price.

“Tranche 4 Additional Purchase Price” means $150,000,000.

“Tranche 4 Cap” means $1,000,000,000.

“Tranche 4 Cap Date” means the date on which the aggregate Revenue Payments with respect to the Tranche 4 Incremental Revenue Participation Right received by the Buyer equal the Tranche 4 Cap.

“Tranche 4 Closing” is defined in Section 3.7(c).

“Tranche 4 Incremental Revenue Participation Right” means the portion of the Revenue Participation Right in respect of the Tranche 4 Revenue Percentage.

“Tranche 4 Notice” is defined in Section 3.7(c).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Tranche 4 Maximum Purchase Price” means $400,000,000.

“Tranche 4 Minimum Purchase Price” means $250,000,000.

“Tranche 4 Purchase Price” means the Tranche 4 Minimum Purchase Price; provided, that if the Seller exercises the option to require the Buyer to pay to the Seller a portion of, or the entirety of, the Tranche 4 Additional Purchase Price pursuant to Section 3.7(c), then the “Tranche 4 Purchase Price” means the Tranche 4 Actual Purchase Price.

“Tranche 4 Revenue Percentage” means, from and after the Tranche 4 Closing, the rates in respect of Annual Aggregate Product Net Sales set forth in the “Tranche 4 Revenue Percentage” column on Exhibit E (subject to proportional adjustment in accordance with Exhibit E if (a) the Tranche 4 Purchase Price is less than the Tranche 4 Maximum Purchase Price and (b) if the Buyer receives a CoC Optional Payment).

“Tranche 4 Trigger” means [ * * * ].

“Tranche Closing” means each of the Tranche 2 Closing, the Tranche 3 Closing, and the Tranche 4 Closing, as applicable.

“Tranche Payments” means, as of a date of determination, the Tranche 2 Purchase Price, the Tranche 3 Purchase Price, and the Tranche 4 Purchase Price, as applicable.

“Transaction Documents” means this Agreement and each Bill of Sale.

“UCC” means the Uniform Commercial Code in the State of New York; provided, that, if with respect to any financing statement or by reason of any provisions of law, the perfection, priority or the effect of perfection, priority or non-perfection of the security interests granted to the Buyer pursuant to this Agreement is governed by the Uniform Commercial Code in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection, priority or effect of perfection, priority or non-perfection.

“Unfunded Tranches 2 and 3 Amount” means, as of a date of determination, (x) $300,000,000, minus (y) solely if the Tranche 2 Closing has occurred on or prior to such date of determination, the Tranche 2 Purchase Price, minus (z) solely if the Tranche 3 Closing has occurred on or prior to such date of determination, the Tranche 3 Purchase Price.

“United States” means the United States of America (including its territories and possessions).

“Upfront Purchase Price” means $100,000,000.

“US Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Withholding Action” means, in the case of either Party, (i) a permitted assignment or other transfer of this Agreement (in whole or in part) by such Party to an Affiliate or a third party outside of the Party’s jurisdiction of tax residence; (ii) the exercise by such Party of its rights under this Agreement (in whole or in part) through an Affiliate or third party outside of the Party’s jurisdiction of tax residence (or the direct exercise of such rights by an Affiliate of such Party outside of the Party’s jurisdiction of tax residence); (iii) a redomiciliation of such Party,

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or an assignee or successor of such Party to a jurisdiction outside such Person’s jurisdiction of tax residence; or (iv) any action taken by such Party after the Effective Date that causes this Agreement or any payment contemplated by this Agreement to become subject to tax (including by virtue of withholding or deduction) in one or more jurisdictions outside such Party’s jurisdiction of tax residence after the Effective Date.

Section 1.2 Certain Interpretations. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement:

(a) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting and shall be deemed to be followed by the words “without limitation;”

(b) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if;”

(c) “hereof,” “hereto,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;

(d) references to a Person are also to its permitted successors and assigns, and references to a Governmental Entity are also to its succeeding governing entity in the relevant jurisdiction;

(e) definitions are applicable to the singular as well as the plural forms of such terms;

(f) references to an “Article,” “Section” or “Exhibit” refer to an Article or Section of, or an Exhibit to, this Agreement, and references to a “Schedule” refer to the corresponding part of the Disclosure Schedule;

(g) provisions referring to matters that would or could have, or would or could reasonably be expected to have, or similar phrases, shall be deemed to have such result or expectation with or without the giving of notice or the passage of time, or both;

(h) accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement or any related document shall be prepared in conformity with GAAP;

(i) for covenants that are to be undertaken “reasonably” by the Seller or its Affiliates, such actions (or inactions) shall take into account the Buyer’s economic interest in the Revenue Participation Right and the Revenue Payments and the impact of the applicable action (or inaction) on such interest;

(j) references to a law include any amendment or modification to such law and any rules and regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules and regulations occurs, before, on, or after the Effective Date; and

(k) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States.

Section 1.3 Headings. The table of contents and the descriptive headings of the several Articles and Sections of this Agreement and the Exhibits and Schedules are for convenience only, do not constitute a part of this Agreement and shall not control or affect, in any way, the meaning or interpretation of this Agreement.

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ARTICLE 2

PURCHASE, SALE AND ASSIGNMENT OF THE REVENUE PARTICIPATION RIGHT

Section 2.1 Purchase, Sale and Assignment. On the Effective Date and upon the terms and subject to the conditions of this Agreement, in exchange for the Upfront Purchase Price, the Seller shall sell, transfer, assign and convey to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, the Initial Revenue Participation Right free and clear of all Liens (other than Permitted Liens). From and after the Effective Date, the Seller relinquishes all of the Seller’s and its Affiliates’ right, title and interest in and to the Initial Revenue Participation Right, and all such right, title and interest shall vest in the Buyer. In addition, the Seller hereby agrees to pay to the Buyer the Revenue Payments on the terms and conditions set forth herein.

Section 2.2 No Assumed Obligations, Etc. Notwithstanding any provision in this Agreement to the contrary, the Buyer is, on the terms and conditions set forth in this Agreement, only purchasing, acquiring and accepting the Initial Revenue Participation Right and, at the Tranche 4 Closing, the Tranche 4 Incremental Revenue Participation Right, and is not assuming any liability or obligation of the Seller or its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter. Except as specifically set forth herein in respect of the Initial Revenue Participation Right or the Tranche 4 Incremental Revenue Participation Right, the Buyer does not, by such purchase, acquisition and acceptance of the Initial Revenue Participation Right and, at the Tranche 4 Closing, the Tranche 4 Incremental Revenue Participation Right, acquire any other rights of the Seller or its Affiliates, or any other assets of the Seller or its Affiliates, in each case, other than to the extent of the Back-Up Security Interest granted pursuant to the terms of this Agreement. For the avoidance of doubt and notwithstanding anything herein to the contrary, nothing in this provision limits any other obligation of the Buyer or the Seller under this Agreement or otherwise, including any indemnity obligations under ARTICLE 8.

Section 2.3 True Sale. It is the intention of the parties hereto that the sale, transfer, assignment and conveyance of the Initial Revenue Participation Right and the Tranche 4 Incremental Revenue Participation Right contemplated by this Agreement be, and is, a true, complete, absolute and irrevocable sale, transfer, assignment and conveyance by the Seller to the Buyer of all of the Seller’s rights, title and interests in and to the Initial Revenue Participation Right and the Tranche 4 Incremental Revenue Participation Right. Neither the Seller nor the Buyer intends the transactions contemplated by this Agreement to be, or for any purpose characterized as, a loan from the Buyer to the Seller, or a pledge, a financing transaction or a borrowing. It is the intention of the parties hereto that the beneficial interest in and title to the Initial Revenue Participation Right and the Tranche 4 Incremental Revenue Participation Right and any “proceeds” (as such term is defined in the UCC) thereof shall not be part of the Seller’s estate in the event of the filing of a petition by or against the Seller or any of its Affiliates under any Bankruptcy Laws. The Seller hereby waives, to the maximum extent permitted by applicable law, any right to contest or otherwise assert that each sale contemplated by this Agreement does not constitute a true, complete, absolute and irrevocable sale, transfer, assignment and conveyance by the Seller to the Buyer of all of the Seller’s right, title and interest in and to the Initial Revenue Participation Right and the Tranche 4 Incremental Revenue Participation Right under applicable law, which waiver shall, to the maximum extent permitted by applicable law, be enforceable against the Seller and its Affiliates in any bankruptcy or insolvency proceeding relating to the Seller or any of its Affiliates. Accordingly, the Seller shall treat the sale, transfer, assignment and conveyance of the Initial Revenue Participation Right and the Tranche 4 Incremental Revenue Participation Right as a sale of “accounts,” or “payment intangibles” (as appropriate) and the proceeds thereof in accordance with the UCC, and the Seller hereby authorizes the Buyer and its representatives to file one or more financing statements or any amendments to financing statements previously filed by the Buyer (and continuation statements with respect to such financing statements when applicable) naming the Seller as the “seller” and the Buyer as the

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“buyer” in respect of the Initial Revenue Participation Right at any time on or after the Effective Date and the Tranche 4 Incremental Revenue Participation Right at any time on or after the consummation of the Tranche 4 Closing. Not in derogation of the foregoing statement of the intent of the parties hereto in this regard, and for the purposes of providing additional assurance to the Buyer, including in the event that, despite the intent of the parties hereto, any sale, transfer, assignment and conveyance contemplated hereby is hereafter held not to be a sale, the Seller hereby grants to the Buyer a security interest in, to and under [ * * * ] as security for all of the Seller’s obligations under the Transaction Documents, including the obligations to pay the Revenue Payments ((i) through (iii), collectively, the “Back-Up Security Interest”). In furtherance of the foregoing the Seller hereby authorizes the Buyer and its representatives to file one or more financing statements (and continuation statements and any amendments with respect to such financing statements when applicable) in such manner and such jurisdictions as are necessary or appropriate to perfect such Back-Up Security Interest; provided, that [ * * * ].

ARTICLE 3

CLOSINGS; PAYMENT OF PURCHASE PRICE

Section 3.1 Initial Closing. The purchase and sale of the Initial Revenue Participation Right shall take place remotely via the exchange of documents and signatures on the Effective Date or such other place, time and date as the parties hereto may mutually agree (such date, the “Initial Closing Date”).

Section 3.2 Payment of Upfront Purchase Price. On the Initial Closing Date, the Buyer shall pay to the Seller the Upfront Purchase Price by wire transfer of immediately available funds to the account specified on Exhibit A, without set-off, reduction or deduction, or withholding for or on account of any Taxes, provided that the Seller has complied with its obligations under Section 3.4 of this Agreement.

Section 3.3 Bill of Sale. On the Initial Closing Date, upon confirmation of the receipt of the Upfront Purchase Price, the Seller shall deliver to the Buyer a duly executed bill of sale evidencing the sale, transfer, assignment and conveyance of the Initial Revenue Participation Right in the form attached hereto as Exhibit B (the “Bill of Sale”).

Section 3.4 Seller Form W-9. On or prior to the Initial Closing Date, the Seller shall deliver to the Buyer a duly completed and executed IRS Form W-9 certifying that the Seller is exempt from U.S. federal backup withholding tax with respect to any payments under this Agreement. The Seller shall update any such form provided to the Buyer pursuant to the preceding sentence promptly (i) upon reasonable request by the Buyer or (ii) as soon as reasonably practicable after becoming aware that any such form previously provided by the Seller is obsolete, incorrect or ineffective.

Section 3.5 Buyer Form W-9. On or prior to the Initial Closing Date, the Buyer shall deliver to the Seller a duly completed and executed IRS Form W-9 certifying that the Buyer is exempt from U.S. federal backup withholding tax with respect to any payments under this Agreement. The Buyer shall update any such form provided to the Seller pursuant to the preceding sentence promptly (i) upon reasonable request by the Seller or (ii) as soon as practicable after becoming aware that any such form previously provided by the Buyer is obsolete, incorrect or ineffective.

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Section 3.6 Legal Opinion. On the Initial Closing Date, the Seller shall deliver to the Buyer the legal opinion(s) of Latham & Watkins LLP, as corporate counsel to the Seller in form and substance reasonably acceptable to Seller and Buyer.

Section 3.7 Tranche Closings.

(a) Tranche 2 Closing. The Seller shall promptly notify the Buyer in writing upon the occurrence of the Tranche 2 Trigger and provide reasonable documentation of the same. So long as a Material Breach is not continuing or uncured, then following such notice the Buyer shall promptly (and in any event within [ * * * ] Business Days following such notice) pay to the Seller the Tranche 2 Purchase Price (the “Tranche 2 Closing”). For the avoidance of doubt, even if the Tranche 2 Trigger has not been met and a Tranche 2 Closing does not occur as a result, the Buyer's right to receive Revenue Payments pursuant to the purchased Initial Revenue Participation Right as provided in Exhibit E shall remain unaffected.

(b) Tranche 3 Closing. The Seller shall promptly notify the Buyer in writing upon the occurrence of the Tranche 3 Trigger and provide reasonable documentation of the same. So long as a Material Breach is not continuing or uncured, then following such notice the Buyer shall promptly (and in any event within [ * * * ] Business Days following such notice) pay to the Seller the Tranche 3 Purchase Price (the “Tranche 3 Closing”). For the avoidance of doubt, even if the Tranche 3 Trigger has not been met and a Tranche 3 Closing does not occur as a result, the Buyer's right to receive Revenue Payments pursuant to the purchased Initial Revenue Participation Right as provided in Exhibit E shall remain unaffected.

(c) Tranche 4 Closing. The Seller shall promptly, and in any case, within [ * * * ] days, notify the Buyer in writing upon the occurrence of the Tranche 4 Trigger and provide reasonable documentation of the same. So long as a Material Breach is not continuing or uncured, the Seller shall have the option (but not the obligation) to irrevocably elect in such written notice to the Buyer (the “Tranche 4 Notice”) to require the Buyer to pay to the Seller a portion of or the entire Tranche 4 Additional Purchase Price, as designated in the Tranche 4 Notice. So long as a Material Breach is not continuing or uncured, and subject to the last sentence of Section 7.10(b), the Buyer shall promptly (and in any event within [ * * * ] Business Days following receipt of the Tranche 4 Notice) pay to the Seller the Tranche 4 Purchase Price (the “Tranche 4 Closing”). At the Tranche 4 Closing, the Seller shall sell, transfer, assign and convey to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, free and clear of all Liens (except for Permitted Liens), all of the Seller’s right, title and interest in and to the Tranche 4 Incremental Revenue Participation Right, and the Seller shall deliver to the Buyer a Bill of Sale duly executed by the Seller evidencing the sale, transfer, assignment and conveyance of the Tranche 4 Incremental Revenue Participation Right. For the avoidance of doubt, even if the Tranche 4 Trigger has not been met and a Tranche 4 Closing does not occur as a result, the Buyer’s right to receive Revenue Payments pursuant to the purchased Initial Revenue Participation Right as provided in this Agreement shall remain unaffected.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth on the Disclosure Schedule attached hereto, the Seller represents and warrants to the Buyer that as of the Effective Date:

Section 4.1 Existence; Good Standing. The Seller is a corporation, duly organized, validly existing and in good standing under the laws of Delaware. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing has not and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.2 Authorization. The Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Seller.

Section 4.3 Enforceability. This Agreement has been duly executed and delivered by the Seller and constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by applicable Bankruptcy Laws or by general principles of equity (whether considered in a proceeding in equity or at law).

Section 4.4 No Conflicts. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) contravene or conflict with the organizational documents of the Seller, (b) contravene or conflict with or constitute a material default under any material provision of any law binding upon or applicable to the Seller or Maximum Revenue Participation Right or (c) contravene or conflict with or constitute a material default under any material agreement or Judgment binding upon or applicable to the Seller or any of its Affiliates.

Section 4.5 Consents. Except for any filings required by the federal securities laws or stock exchange rules, no consent, approval, license, order, authorization, registration, declaration or filing with or of any Governmental Entity or other Person is required to be done or obtained by the Seller or any of its Affiliates in connection with (a) the execution and delivery by the Seller of this Agreement, (b) the performance by the Seller of its obligations under this Agreement, or (c) the consummation by the Seller of any of the transactions contemplated by this Agreement.

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Section 4.6 No Litigation. Neither the Seller nor any of its Affiliates is a party to, and, since [ * * * ], none has received any written notice of, any action, claim, suit, investigation or proceeding pending before any Governmental Entity and, to the knowledge of the Seller, no such action, claim, suit, investigation or proceeding has been threatened against the Seller or any of its Affiliates since [ * * * ], that, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Section 4.7 Compliance; Regulatory Interactions.

(a) All applications, submissions, information and data related to a Product submitted or utilized as the basis for any request to any Regulatory Authority by or on behalf of the Seller or any of its Affiliates were, to the knowledge of the Seller, true and correct in all material respects as of the date of such submission or request, and any material updates, changes, corrections or modification to such applications, submissions, information or data have been submitted to the necessary Regulatory Authorities, except to the extent that failure to make such updates, changes, corrections or modification would not reasonably be expected to result in a Material Adverse Effect.

(b) The Seller has made available to the Buyer, prior to the Effective Date, in the Data Room, to the knowledge of the Seller, true, correct and complete copies of all material communications (other than investigational new drug applications for the Products) sent or received since [ * * * ] by the Seller and any of its Affiliates to or from any Regulatory Authorities related to the Exploitation of a Product.

(c) Since [ * * * ], to the knowledge of the Seller, neither the Seller nor any of its Affiliates has committed any act, made any statement or failed to make any statement in respect of a Product that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, or any other Regulatory Authority to invoke similar policies, set forth in any applicable laws or regulations.

(d) Since [ * * * ], (i) there have been no Safety Notices, (ii) to the knowledge of the Seller, there are no unresolved material product complaints with respect to a Product, which would result in a Material Adverse Effect, and (iii) to the knowledge of the Seller, there are no facts currently in existence that would, individually or in the aggregate, reasonably be expected to result in (1) a material Safety Notice with respect to any Product or (2) a material change in the anticipated labeling of a Product.

(e) To the knowledge of the Seller, the Seller and its Affiliates are, and, since [ * * * ], have been, in compliance with all applicable laws administered or issued by the FDA or any similar Regulatory Authority in each country where a Product has been, or is intended to be, Manufactured or Exploited, including the Federal Food, Drug, and Cosmetic Act, the Public Health Service Act, applicable requirements in FDA regulations, and any orders issued by FDA or similar Regulatory Authorities in each country where a Product has been, or is intended to be, Manufactured or Exploited, and all other laws regarding ownership, developing, testing, Manufacturing, disposal, Commercializing, and complaint handling or adverse event reporting for the products of the Seller or its Affiliates, except to the extent that such failure to comply with such applicable laws would not reasonably be expected to result in a Material Adverse Effect.

Section 4.8 Licenses. Except as set forth on Schedule 4.8 of the Disclosure Schedule, there are no In-Licenses or Out-Licenses currently in effect.

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Section 4.9 Data. The efficacy data disclosed in the Data Room are, to the knowledge of the Seller, true, correct and complete in all material respects.

Section 4.10 Intellectual Property.

(a) Schedule 4.10(a) of the Disclosure Schedule lists all of the currently existing Patents included within the Patent Rights (“Existing Patents”). Schedule 4.10(a) of the Disclosure Schedule specifies the respective patent or patent application numbers as to each listed Patent or patent application within the Existing Patents. Except as set forth on Schedule 4.10(a) of the Disclosure Schedule, the Seller is the sole and exclusive registered owner of all the Existing Patents. Schedule 4.10(a) of the Disclosure Schedule specifies any Person other than the Seller owning or having an interest in any Existing Patent, including the nature of such interest.

(b) None of the Seller nor any of its Affiliates is a party to any pending, and, to the knowledge of the Seller, there is no threatened litigation, interference, reexamination, post-grant proceeding, opposition or like procedure involving any of the Existing Patents or other existing Intellectual Property Rights.

(c) All of the issued Patents within the Existing Patents are in full force and effect, and have not lapsed, expired or otherwise terminated and, to the knowledge of the Seller, are valid and enforceable. None of the Seller nor any of its Affiliates has received any written notice relating to the lapse, expiration or other termination of any of the issued Patents within the Existing Patents. None of the Seller nor any of its Affiliates has received any written notice or written legal opinion from a Third Party that alleges that any of the Existing Patents or other existing Intellectual Property Rights is invalid or unenforceable.

(d) None of the Seller nor any of its Affiliates has received any written notice that there is any, and, to the knowledge of the Seller, there is no, Person who is or claims to be an inventor under any Existing Patent who is not a named inventor thereof.

(e) The Seller or its Affiliate has paid all maintenance fees, annuities and like payments required with respect to all of the Existing Patents, thereof, except as would not result in a Material Adverse Effect.

(f) To the knowledge of the Seller, (i) the Manufacture or Exploitation of a Product has not infringed misappropriated or otherwise violated, and will not infringe, misappropriate or otherwise violate, any issued Patent or other intellectual property rights of any Third Party (without reference to any safe harbor), and (ii) no Person is infringing, misappropriating or otherwise violating, or threatening to infringe, misappropriate or otherwise violate, any Existing Patents or other existing Intellectual Property Rights, in each case ((i) and (ii)) that would have a Material Adverse Effect.

Section 4.11 Title to Revenue Participation Right; No Liens. There are no Liens (other than Permitted Liens) as of the Effective Date on the APG777 Product Rights. The Seller holds all rights, interests, and title necessary to sell, transfer, assign and convey the Maximum Revenue Participation Right to the Buyer. From and after the Effective Date, the Buyer will have acquired, subject to the terms and conditions set forth in this Agreement, good and marketable title to the Initial Revenue Participation Right and the corresponding Revenue Payments, in each case free and clear of all Liens (other than the Back-Up Security Interest and any other Permitted Liens). From and after the Tranche 4 Closing, the Buyer will have acquired, subject to the terms and conditions set forth in this Agreement, good and marketable title to the Tranche 4 Incremental Revenue Participation Right and the corresponding Revenue Payments, in each case free and clear of all Liens (other than

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the Back-Up Security Interest, and any other Permitted Lien ). At all times prior to the Lien Termination Date, none of the property or assets of the Seller or any of its Affiliates is subject to, or encumbered by, any Lien, other than the Maximum Revenue Participation Right and the Revenue Payments, which are covered by the immediately preceding sentence, or any other Permitted Liens.

Section 4.12 Indebtedness. Schedule 4.12 of the Disclosure Schedule sets forth a complete list of the outstanding Indebtedness of, or incurred by, the Seller and its Affiliates.

Section 4.13 Lien Related Representation and Warranties. The Seller’s exact legal name (as defined in Section 9-503 of the UCC) is, and for the immediately preceding five (5) years (or such shorter period since its initial public offering) has been, “Apogee Therapeutics, Inc.” The Seller is, and for the immediately preceding five (5) years (or such shorter period since its initial public offering) has been, a corporation and incorporated in Delaware. The Seller’s principal office is (and for the immediately preceding five (5) years (or such shorter period since its initial public offering) has been) located at 221 Crescent Street, Building 17, Suite 102b, Waltham, MA 02453. The Seller does not own any real property.

Section 4.14 Brokers’ Fees. There is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of the Seller or any of its Affiliate who might be entitled to any fee or commission from the Buyer in connection with the transactions contemplated by this Agreement.

Section 4.15 Foreign Corrupt Practices Act. None of the Seller or its Affiliates nor, to the knowledge of Seller, any of its or their directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (a) influencing any official act or decision of such official, party or candidate, (b) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (c) securing any improper advantage, in the case of (a), (b) and (c) above in order to assist the Seller or any of its Affiliates in obtaining or retaining business for or with, or directing business to, any person. None of the Seller or any of its Affiliates nor, to the knowledge of Seller, any of its or their directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Seller further represents that it has maintained, and has caused each of its Affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) and written policies designed to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law. To the knowledge of the Seller, neither the Seller nor any of its Affiliates or its or their officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.

Section 4.16 Data Provided. All written information made available for purposes of this Agreement as of the Effective Date, by or on behalf of Seller to the Buyer, with regard to APG777 or the Exploitation thereof as contemplated by this Agreement was (when provided) and is (as of the Effective Date), to the knowledge of Seller, true, accurate and complete in all material respects. As of the Effective Date, Seller has not failed to disclose to the Buyer any information in the Seller’s or any of any Affiliate’s control or possession that to its knowledge would be reasonably necessary to make any information that has been made available by or on behalf

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of Seller to the Buyer prior to the Effective Date with respect to APG777 or the Exploitation thereof as contemplated by this Agreement in the light of the circumstances under which they were made not misleading in any material respect; provided, that, with respect to financial projections, estimates, budgets or other forward-looking information, the Seller represents only that such information was prepared in good faith based upon assumptions believed by the Seller to be reasonable at the time such information was delivered to the Buyer (it being understood that such information is as to future events and is not to be viewed as facts, is subject to significant uncertainties and contingencies, many of which are beyond the control of the Seller and its Affiliates, that no assurance can be given that any particular projection, estimate, budget or forecast will be realized and that actual results during the period or periods covered by any such projections, estimate, budgets or forecasts may differ significantly from the projected results and such differences may be material). A complete index of all documents in the Data Room as of the Effective Date is attached hereto as Exhibit H.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Seller that as of the Effective Date:

Section 5.1 Existence; Good Standing. The Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware. The Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing has not and would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the Buyer.

Section 5.2 Authorization. The Buyer has the requisite right, power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Buyer.

Section 5.3 Enforceability. This Agreement has been duly executed and delivered by an authorized Person of the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as may be limited by applicable Bankruptcy Laws or by general principles of equity (whether considered in a proceeding in equity or at law).

Section 5.4 No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) contravene or conflict with the organizational documents of the Buyer, (b) contravene or conflict with or constitute a material default under any material provision of any law binding upon or applicable to the Buyer or (c) contravene or conflict with or constitute a material default under any material agreement or Judgment binding upon or applicable to the Buyer.

Section 5.5 Consents. Except for the filing of financial statement(s) in accordance with Section 2.3 or any filings required by the federal securities laws or stock exchange rules, no consent, approval, license, order, authorization, registration, declaration or filing with or of any Governmental Entity or other Person is required to be done or obtained by the Buyer in connection with (a) the execution and delivery by the Buyer of this Agreement, (b) the performance by the Buyer of its obligations under this Agreement or (c) the consummation by the Buyer of any of the transactions contemplated by this Agreement.

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Section 5.6 No Litigation. There is no action, claim, suit, investigation or proceeding pending or, to the knowledge of the Buyer, threatened before any Governmental Entity to which the Buyer is a party that would reasonably be expected to prevent or materially and adversely affect the ability of the Buyer to perform its obligations under this Agreement.

Section 5.7 Financing. The Buyer has sufficient cash, or access to sufficient immediately available cash under committed credit facilities, to pay the Upfront Purchase Price on the Initial Closing Date and will have sufficient cash, or access to sufficient immediately available cash under committed credit facilities, to pay the applicable Tranche Payment at the applicable Tranche Closing. The Buyer acknowledges that its obligations under this Agreement are not contingent on obtaining financing.

Section 5.8 Brokers’ Fees. There is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of the Buyer who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE 6

NO OTHER REPRESENTATIONS AND WARRANTIES

EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN ANY TRANSACTION DOCUMENT AND ANY DOCUMENTS OR INSTRUMENTS DELIVERED THEREUNDER, NONE OF THE PARTIES HERETO MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENT RIGHTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 7

COVENANTS

Section 7.1 Seller Diligence Requirements; Conduct of APG777 Phase 2 Part B Clinical Trial and the APG777 Phase 3 Clinical Trials.

(a) The Seller shall, directly or indirectly through its Affiliates or any Licensees:

(i)
complete [***], Seller shall use Commercially Reasonable Efforts to satisfy such obligation;
(ii)
(x) use Commercially Reasonable Efforts to [***], and (y) (1) obtain [***] and (2) conduct [***], Seller shall use Commercially Reasonable Efforts to satisfy such obligation);
(iii)
if [***], (x) [***], and (y) use Commercially Reasonable Efforts to obtain such Marketing Approval [***]; and
(iv)
if Marketing Approval is obtained for a Product from the FDA, use Commercially Reasonable Efforts to [***].

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Section 7.2 Advisory Committee; Reporting.

(a) From and after the Effective Date and prior to the [ * * * ] of the First Commercial Sale, the Seller will make itself available to the Buyer promptly following [ * * * ], but in any event no later than [ * * * ], an opportunity for a conference call with members of management of the Seller to occur at a reasonable time during normal business hours, and with reasonable prior notice (each, a “Quarterly Advisory Meeting”) and, [ * * * ] (each, a “Post FCS Advisory Meeting”). In the case of (i) the Quarterly Advisory Meeting, the Seller shall provide updates with respect to such previous Calendar Quarter to the Buyer regarding [ * * * ].

(b) In addition to the information provided in the Quarterly Advisory Meetings and Post FCS Advisory Meetings, no less than [ * * * ] calendar days prior to either such meeting, the Seller shall provide the Buyer with a written report including:

(i)
with respect to each Specified Clinical Trial: [ * * * ];
(ii)
a draft of any press release or other public disclosure containing [ * * * ];
(iii)
prompt (and in any event within [ * * * ] Business Days) written notice of any Safety Notices or occurrence (or expected occurrence) of [ * * * ];
(iv)
such additional information [ * * * ];
(v)
any material legal action brought by or against Seller in, or materially and adversely affecting, any of the Major Markets with respect to any APG777 Product Right or Product;
(vi)
if requested by the Buyer following the end of a Calendar Quarter, [ * * * ] and
(vii)
[ * * * ].

Section 7.3 Revenue Payments; Revenue Payment Details.

(a) Subject to Section 7.10(a), for each Calendar Quarter occurring (in whole or in part) during the Revenue Payment Term, the Seller shall pay to the Buyer the Revenue Payment for each such Calendar Quarter promptly, but in any event no later than [ * * * ] calendar days after the end of each such Calendar Quarter.

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(b) Provided that the Buyer has complied with its obligations under Section 3.5 of this Agreement (and, if applicable, any assignee has provided Seller with a valid and properly executed IRS Form W-9 or applicable IRS Form W-8 confirming that no withholding is required for U.S. federal income tax purposes and otherwise complied with Section 3.5), the Seller shall make all payments required to be made by it to the Buyer pursuant to this Agreement in U.S. dollars by wire transfer of immediately available funds, without set-off, reduction or deduction, or withholding for or on account of any U.S. federal withholding Taxes, to the bank account designated in writing from time to time by the Buyer. The Seller and the Buyer shall use commercially reasonable efforts to cooperate to eliminate or reduce any withholding Taxes applicable to any payments under this Agreement; provided that, notwithstanding anything to the contrary, each of the Seller and the Buyer shall be entitled to deduct or withhold from any amount payable under this Agreement any amounts required to be deducted or withheld under applicable law, and (subject to the last sentence of Section 7.3(c)) any such amount so withheld and deducted shall be treated for all purposes of this Agreement as paid to the Buyer or the Seller, as applicable.

(c) If, as a result of a Withholding Action by a Party making a payment under this Agreement (the “Paying Party”) (including any assignee or successor), a deduction or withholding is required by applicable law and the amount of such deduction or withholding exceeds the amount of deduction or withholding that would have been required if the Paying Party had not taken the Withholding Action, then the Paying Party shall pay an additional amount to the Party receiving such payment (the “Recipient Party”) such that, after withholding from the payment contemplated by this Agreement and such additional amount, the Recipient Party receives the same amount as it would have received from the Paying Party absent the Paying Party’s Withholding Action. In addition, if, as a result of a Withholding Action by a Recipient Party, the amount of deduction or withholding under applicable law exceeds the amount of deduction or withholding that would have been required in the absence of the Recipient Party’s Withholding Action, the Paying Party shall not be required to pay any amount under the preceding sentence in excess of the additional amount so payable had the Recipient Party not taken such Withholding Action. Notwithstanding anything to the contrary in this Agreement, for purposes of Section 3.2, Section 3.7, Section 7.10, and Section 7.14, the definitions of “CoC [ * * * ] Payment,” “CoC Required Payment” and “Tranche 4 Cap Date”, and any other applicable purpose, (A) any amount required to be deducted or withheld under applicable law with respect to an amount payable to the Recipient Party under this Agreement shall not be treated as paid to the Recipient Party to the extent an additional amount is required to be paid to the Recipient Party with respect to such deduction or withholding under this Section 7.3(c), and (B) such additional amount paid to the Recipient Party under this Section 7.3(c) (net of any applicable deduction or withholding with respect thereto) shall be treated as paid to the Recipient Party.

(d) For each Calendar Quarter occurring (in whole or in part) during the Revenue Payment Term, the Seller shall provide the Buyer promptly following the end of such Calendar Quarter, but in any event no later than [ * * * ] calendar days after the end of such Calendar Quarter, a report (a “Revenue Report”) setting forth in reasonable detail [ * * * ]: (i) Gross Sales and Net Sales for such Calendar Quarter and Calendar Year to date (including a detailed break-down of all permitted deductions from Gross Sales used to determine Net Sales and any Net Sales described in Section 7.5(d)), and (ii) the calculation of the Revenue Payment payable to the Buyer for the applicable Calendar Quarter, identifying [ * * * ].

Section 7.4 Inspections and Audits of the Seller.

(a) Upon reasonable prior written notice and during normal business hours, the Buyer may cause an inspection or audit, by an independent public accounting firm reasonably acceptable to the Seller and subject to a confidentiality agreement between the Seller and such public accounting firm reasonably acceptable to the

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Seller, the Buyer and such independent public accounting firm, of the Seller’s and its Affiliates’ books of account, for the sole purpose of determining the correctness of the Revenue Payments made under this Agreement.

(b) Any such inspection or audit shall be permitted with respect to the Revenue Payments no more frequently than [ * * * ] for the Seller’s and its Affiliates’ books of account for any period commencing no earlier than [ * * * ]. In connection with any such inspection or audit, upon the Buyer’s request, the Seller and its Affiliates shall exercise any rights it may have under any Out-License to cause an inspection or audit by an independent public accounting firm to be made of the books of account of the applicable Licensee for the purpose of determining the correctness of the Revenue Payments made under this Agreement.

(c) All of the expenses of any inspection or audit requested by the Buyer hereunder (including the fees and expenses of such independent public accounting firm designated for such purpose) shall be borne by (i) the Buyer, if the independent public accounting firm determines that the Revenue Payments previously paid were incorrect by an amount less than or equal to [ * * * ] of the Revenue Payments actually paid or (ii) the Seller, if the independent public accounting firm determines that the Revenue Payments previously paid were incorrect by an amount greater than [ * * * ] of the Revenue Payments actually paid. Any such independent public accounting firm shall not disclose to the Buyer the confidential information of the Seller or any of its Affiliates or their respective Licensees except to the extent such disclosure is either necessary to determine the correctness of a Revenue Payment or otherwise would be included in a Quarterly Advisory Meeting, any of the deliverables pursuant to Section 7.2(b) or a Revenue Report. All information obtained by the Buyer as a result of any such inspection or audit shall be Confidential Information of the Seller subject to ARTICLE 9.

(d) Notwithstanding the foregoing, in the event Seller disputes any of the inspection or audit results of Section 7.4(a), the parties shall work in good faith to resolve the dispute. If the parties are unable to reach a mutually acceptable resolution of any such dispute within [ * * * ] days, the dispute shall be submitted for resolution to an independent certified public accounting firm jointly selected by [ * * * ] (the “Audit Arbitrator”). The decision of Audit Arbitrator shall be final, and the costs of such arbitration as well as the initial audit shall be borne between the parties consistent with Section 7.4(c). Not later than [ * * * ] days after such decision and in accordance with such decision, the audited party shall pay the additional amounts, with interest from the date originally due in accordance with Section 7.12, or the auditing party shall reimburse the excess payments, as applicable.

Section 7.5 Intellectual Property Matters.

(a) Infringement Notice. The Seller shall provide to the Buyer a copy of any written notice received by any Related Party or Manufacturer from a Third Party alleging or claiming that the Exploitation of a Product or the Manufacture of a Product infringes, misappropriates, or otherwise violates any Patents or other intellectual property rights of a Third Party, together with copies of material correspondence sent or received by any Related Party or Manufacturer related thereto, as soon as practicable and in any event not more than [ * * * ] Business Days following such delivery or receipt.

(b) Enforcement Actions. The Seller shall promptly inform the Buyer after the filing or other submission by a Related Party of a written claim to a Third Party of any infringement, misappropriation, or violation by such Third Party of any Patent Right or other Intellectual Property Right, or if any Related Party receive a written notice from a Third Party alleging that any such Patent Right or other Intellectual Property Right is invalid or unenforceable; provided, that, promptly after the Seller’s or any of its Affiliate’s initiating, or

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permitting a Licensee to initiate, an enforcement action regarding any suspected infringement, misappropriation, or other violation by a Third Party of any such Patent Right or other Intellectual Property Right, except as the Seller may otherwise determine in its reasonable business judgment (including taking into account any attorney-client privilege, conflicts of interests, confidentiality obligations, protective orders or other similar considerations), the Seller shall provide the Buyer with written notice of such enforcement action and thereafter shall provide the Buyer with such additional information (to the extent permissible under any applicable protective order and obligations of confidentiality) on a regular basis.

(c) Prosecution. The Seller shall, or shall cause another Related Party to, diligently file, prosecute, and maintain all material Patent Rights with respect to APG777 within the Major Markets.

(d) Recovery. If the Seller or any of its Affiliates or their respective Licensees recover monetary damages from a Third Party, where such damages, whether in the form of judgment or settlement, result from any infringement, misappropriation, or other violation by such Third Party of any Intellectual Property Rights in a manner that is competitive to any Product containing APG777 during the Revenue Payment Term, such recovery will be allocated first to the reimbursement of any expenses incurred by the Seller and its Affiliates or their respective Licensees in bringing such action (including all reasonable attorneys’ fees), and any remaining amounts will be treated as Net Sales of a Product containing APG777, as applicable, in the country in which, and in the Calendar Year of the Revenue Payment Term during which, such infringing, misappropriating, or violating activity occurred. If any such amounts are recovered after the Revenue Payment Term, Seller shall pay to Buyer the Revenue Payment attributable to such amounts within [ * * * ] days following the Seller’s actual receipt of such amounts.

Section 7.6 In-Licenses.

(a) The Seller shall promptly (and in any event within [ * * * ] Business Days) provide the Buyer with (i) executed copies of any In-License entered into by the Seller or any of its Affiliates, (ii) executed copies of each material amendment, supplement, modification or written waiver of any provision of any In-License, and (iii) copies of all material reports provided by the Seller or any of its Affiliates to the counterparty to any In-License or provided in writing by the counterparty to any In-License to the Seller or any of its Affiliates, subject, in each case, to any confidentiality requirements existing as of the Effective Date (in which case versions of such documents redacted to the extent necessary (in the reasonable determination of the Seller) for the Seller to comply with such confidentiality requirements shall be provided). The Seller shall not, and shall cause its Affiliates not to, amend or modify, terminate or assign, any In-License that would materially and adversely affect the Buyer’s rights or economic interests under this Agreement. The Seller shall provide the Buyer with written notice promptly (and in any event within [ * * * ] Business Days) following the assignment or termination of any In-License.

(b) The Seller shall, or shall cause its Affiliates (as applicable) to, comply in all material respects with its and their obligations under each In-License and shall not take any action or forego any action that would reasonably be expected to result in a material breach thereof. Promptly, and in any event within [ * * * ] Business Days, after receipt by Seller or any of its Affiliates of any written notice from a counterparty to any In-License of an alleged material breach under such In-License by Seller or its Affiliates, the Seller shall provide the Buyer with a copy thereof (subject to any confidentiality requirements existing as of the Effective Date in which case

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versions of such documents redacted to the extent necessary (in the reasonable determination of the Seller) for the Seller to comply with such confidentiality requirements shall be provided).

(c) The Seller shall provide the Buyer with written notice after becoming aware of a counterparty’s material breach of its obligations under any In-License. Promptly, and in any event within [ * * * ] Business Days following the Seller’s or its Affiliate’s notice to a counterparty to any In-License of an alleged material breach by such counterparty, the Seller shall provide the Buyer with a copy thereof (in each case, subject to any confidentiality requirements existing as of the Effective Date, in which case versions of such documents redacted to the extent necessary (in the reasonable determination of the Seller) for the Seller to comply with such confidentiality requirements shall be provided).

(d) With respect to each In-License entered into by the Seller or its Affiliates after the Effective Date, the Seller shall, and shall cause its Affiliates to, use its or their Commercially Reasonable Efforts to include a provision in such In-License permitting the Seller and its Affiliates to disclose to Buyer the information, notices and correspondence contemplated by this Section 7.6.

Section 7.7 Out-Licenses.

(a) Except for a Permitted Out-License, the Seller shall not, and shall not permit any of its Affiliates to, enter into an Out-License to Commercialize a Product containing APG777 in the United States or European Union without the Buyer’s prior written consent. The Seller shall notify the Buyer in writing [ * * * ] prior to the issuance of any public announcement by Seller regarding any Out-License of APG777 in the United States or the European Union, which notice shall include a copy of the draft public announcement.

(b) The Seller shall promptly (and in any event within [ * * * ] Business Days) provide the Buyer with (i) executed copies of any Out-License entered into by the Seller or any of its Affiliates for Commercialization of a Product [ * * * ], (ii) executed copies of each material amendment, supplement, modification or written waiver of any provision of any such Out-License, and (iii) copies of all material reports provided by the Seller or any of its Affiliates to the counterparty to any such Out-License or provided in writing by the counterparty to any such Out-License to the Seller or any of its Affiliates in each case, subject to any confidentiality requirements existing as of the Effective Date (in which case versions of such documents redacted to the extent necessary (in the reasonable determination of the Seller) for the Seller to comply with such confidentiality requirements shall be provided). The Seller shall not, and shall cause its Affiliates not to, amend, modify, terminate, or assign any such Out-License in a manner that would reasonably be expected to have a Material Adverse Effect. The Seller shall provide the Buyer with written notice promptly (and in any event within [ * * * ] Business Days) following the assignment or termination of any such Out-License.

(c) The Seller shall, or shall cause its Affiliates (as applicable) to, comply in all material respects with its and their obligations under each Out-License and shall not take any action or forego any action that would reasonably be expected to result in a material breach thereof. Promptly, and in any event within [ * * * ] Business Days, after receipt of any written notice from a counterparty to any Out-License or any of its Affiliates of an alleged material breach under such Out-License by Seller or its Affiliates, the Seller shall provide the Buyer with a copy thereof, in each case, subject to any confidentiality requirements existing as of the Effective Date (in which case versions of such documents redacted to the extent necessary (in the reasonable determination of the Seller) for the Seller to comply with such confidentiality requirements shall be provided). The Seller shall, or shall cause

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its Affiliates (as applicable) to, use its or their Commercially Reasonable Efforts to cure any breaches by it under such Out-License and shall give written notice to the Buyer upon curing any such material breach.

(d) The Seller shall provide the Buyer with written notice following becoming aware of a counterparty’s material breach of its obligations under any Out-License for Commercialization of a Product in the United States or the European Union.

(e) With respect to each Out-License entered into by the Seller or its Affiliates after the Effective Date, the Seller shall, and shall cause its Affiliates to, use its or their Commercially Reasonable Efforts to include a provision in such Out-License permitting the Seller and its Affiliates to disclose to Buyer the information, notices and correspondence contemplated by this Section 7.7.

Section 7.8 Disclosures. Except for a press release previously approved in form and substance by the Seller and the Buyer or any other public announcement using substantially the same text as such press release, neither the Buyer nor the Seller shall, and each party shall cause its respective Representatives, Affiliates and Affiliates’ Representatives not to, issue a press release or other public announcement or otherwise make any public disclosure with respect to this Agreement or the subject matter hereof without the prior written consent of the other party except as may be required by applicable law or stock exchange rule (in which case either party required to make the press release or other public announcement or disclosure shall allow the other party reasonable time to comment on, and, if applicable, reasonably request the disclosing party to seek confidential treatment in respect of portions of, such press release or other public announcement or disclosure in advance of such issuance).

Section 7.9 [Reserved]

Section 7.10 Change of Control.

(a) Subject to Section 7.10(b), if the Seller consummates a Change of Control with a Person that is not an Affiliate of Seller, the Seller shall pay or cause a payment of the CoC Required Payment to the Buyer on the CoC Payment Date (the “Buy-Back Requirement”). Upon the Seller consummating such Change of Control, the Seller shall: (i) promptly, but no later than [ * * * ] Business Days thereafter deliver notice of the same to the Buyer, and (ii) promptly, but no later than [ * * * ] days thereafter (the “CoC Payment Date”) pay the CoC Required Payment, unless the Seller exercises a Buy-Back Option in accordance with Section 7.10(b). If the Seller does not exercise a Buy-Back Option, upon the Buyer’s receipt of the CoC Required Payment, the amount of the CoC Required Payment Credit shall be credited against all Revenue Payments otherwise due hereunder after the CoC Payment Date [ * * * ].

(b) At any time after the Seller enters into a definitive agreement with a Person that is not an Affiliate of the Seller to consummate a Change of Control, the Seller shall have the option to elect to pay or cause a payment to the Buyer of the following: (i) the CoC 180 Payment if the Seller exercises such option prior to or on the one hundred eighty (180) day anniversary of the Effective Date, or (ii) the CoC 2030 Payment if the Seller exercises such option after the one hundred eighty (180) day anniversary of the Effective Date but prior to or on December 31, 2030 (each, a “Buy-Back Option”). If the Seller or its designee exercises a Buy-Back Option by delivering written notice to the Buyer within the applicable time frame above, then, in lieu of the CoC Required Payment contemplated by Section 7.10(a), the Seller shall pay or cause a payment of the CoC 2030 Payment or the CoC 180 Payment, as applicable, to the Buyer on the CoC Payment Date. [ * * * ] If the Seller exercises a Buy-Back Option, upon Buyer’s receipt of the CoC Optional Payment, the Revenue Percentage shall be adjusted

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in accordance with Exhibit E. Notwithstanding anything to the contrary herein, if the Seller exercises a Buy-Back Option prior to the Tranche 4 Trigger, then the Buyer shall no longer be obligated to pay to Seller the Tranche 4 Purchase Price upon the Tranche 4 Trigger.

Section 7.11 Further Assurances. The Seller and the Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to give effect to and carry on the transactions contemplated by this Agreement. In furtherance of the foregoing, the Seller and the Buyer will promptly take such action and execute, acknowledge and deliver such agreements, instruments or other documents as may be necessary in order for the Buyer (i) to perfect and protect, or maintain the perfection of, the Lien on the Back-Up Security Interest purported to be created hereby and (ii) to exercise and enforce its rights and remedies hereunder in respect of the Back-up Security Interest, including: (A) executing and filing (to the extent, if any, that the Seller’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, and (B) with respect to Intellectual Property Rights constituting the APG777 Product Rights existing on and after the Effective Date, executing and recording in the United States Patent and Trademark Office appropriate instruments granting a security interest therein, as may be necessary in order to perfect and preserve the security interest purported to be created hereby.

Section 7.12 Late Payments. A late fee of the lesser of (a) [ * * * ] over the Prime Rate, and (b) the highest rate permitted under applicable law shall accrue on all unpaid amounts with respect to any payment owed to either party hereunder, including the Tranche Payments or any Revenue Payment, from the date such obligation was due until the date payment is made. The imposition and payment of a late fee shall not constitute a waiver of the rights of either party with respect to such payment default. [ * * * ].

Section 7.13 Preservation of Assets; Other Creditors.

(a) At all times prior to the Lien Termination Date, the Seller shall not, and shall not permit any of its Affiliates to, create, incur, assume or suffer to exist any Lien on the Maximum Revenue Participation Right, the Revenue Payments, the APG777 Product Rights or any “proceeds” (as defined in the UCC) of each of the Maximum Revenue Participation Right, the Revenue Payments and the APG777 Product Rights except for (a) the Back-Up Security Interest and (b) as applicable, any Permitted Lien.

(b) If, prior to the Lien Termination Date, the Seller or its Affiliates enters into a transaction to assign, convey, monetize, or otherwise transfer or loan against the Seller’s retained interest in Net Sales of any Product (an “Additional Monetization”) and such Additional Monetization transaction is secured by a Lien on any APG777 Product Rights (or any “proceeds” (as defined in the UCC) thereof) then the Buyer and the counterparty to such Additional Monetization shall enter into a Customary Additional Monetization Junior Intercreditor Agreement.

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(c) Prior to the Lien Termination Date, the Seller and its Subsidiaries shall not enter into any Senior Debt unless, concurrently with the entry by the Seller and its Subsidiaries into such Senior Debt, the Buyer and the counterparty to such Senior Debt enters into a Customary Senior Debt Intercreditor Agreement.

(d) Notwithstanding anything in this Agreement to the contrary, the portion of the Buyer’s Back-Up Security Interest in the APG777 Product Rights and any "proceeds" (as defined in the UCC) thereof shall be (i) [ * * * ].

(e) If, prior to the Lien Termination Date, any Senior Debt is outstanding and the Seller enters into an Additional Monetization secured by a Lien on APG777 Products Rights (or any proceeds (as defined in the UCC) thereof) then, concurrently with the effectiveness of such Additional Monetization transaction, the Buyer, the counterparty to such Additional Monetization and the counterparty to such Senior Debt shall enter into a Customary Additional Monetization Senior Intercreditor Agreement.

(f) Notwithstanding anything herein to the contrary, neither the Seller nor any of its Affiliates shall take any actions, fail to take any actions, permit any actions, fail to permit any actions, enter into any contracts or arrangements, or amend, restate, supplement, waive any rights under or otherwise modify any contracts or arrangements in a manner that would, individually or in the aggregate, reasonably be expected to adversely affect in any material respect the Initial Revenue Participation Right, the Tranche 4 Incremental Revenue Participation Right, the Revenue Payments, the Commercialization of a Product or the Buyer’s rights under this Agreement, with the intent to circumvent the provisions of, or obligations under, this Agreement. Prior to the Lien Termination Date, the Seller shall not take any action that would impair the validity or enforceability of the Buyer’s security interest in and Lien on the Back-Up Security Interest.

(g) For clarity, subject to Section 7.7, this Agreement shall not be construed, understood, or interpreted to limit the Seller’s or its Affiliates’ rights to enter into any Out-License or any other license, sublicense or other similar arrangements between the Seller or any of its Affiliates, on the one hand, and any Third Party, on the other hand, pursuant to which the Seller or any of its Affiliates grants a license, sublicense or other similar rights under any assets or property of Seller and its Affiliates, including Intellectual Property Rights.

(h) For clarity, on and after the Lien Termination Date, the Seller may enter into any Senior Debt and any Additional Monetization without any intercreditor agreement.

Section 7.14 Termination of Security Interest. Upon the later of (a) a Change of Control with a Permitted Transferee and (b) the Buyer’s receipt of the CoC Required Payment (or, if the Seller has exercised a Buy-Back Option pursuant to Section 7.10(b), the applicable CoC Optional Payment) (such later date, the “Lien Termination Date”), all security interests and Liens granted hereunder, including the Back-Up Security Interest and any other collateral granted to the Buyer shall automatically and immediately terminate. In connection with any such termination and release of such security interests and Liens, the Buyer shall promptly provide such endorsements or proper documents and instruments (including UCC-3 termination statements or releases) reasonably requested by the Seller, acknowledging the termination and the release of such security interests and Liens.

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Section 7.15 Additional Debt. Subject to written agreement by the Parties, upon the written request of the Seller, the Parties will negotiate in good faith a debt financing of up to $500,000,000 on reasonable and customary terms.

ARTICLE 8

INDEMNIFICATION

Section 8.1 General Indemnity. Subject to Section 8.3, from and after the Effective Date:

(a) The Seller hereby agrees to indemnify, defend and hold harmless the Buyer and its Affiliates and its and their directors, managers, trustees, officers, agents, employees and advisors (the “Buyer Indemnified Parties”) from, against and in respect of all Losses suffered or incurred by the Buyer Indemnified Parties to the extent arising out of or resulting from any Claims by a Third Party against any Buyer Indemnified Parties (i) to the extent arising from (A) any material breach of any of the representations or warranties (in each case, when made) of the Seller in any Transaction Document, and (B) any material breach of any of the covenants or agreements of the Seller in any Transaction Document, and (ii) brought directly in connection with the development, Manufacture or Commercialization or other Exploitation of a Product by or on behalf of Seller or its Related Parties, including any claim of intellectual property infringement or misappropriation in connection with any Product; provided, however, that the foregoing shall exclude any indemnification to any Buyer Indemnified Party to the extent resulting from (A) the gross negligence, willful misconduct, or fraud of any Buyer Indemnified Party or (B) material breach of this Agreement by the Buyer. For the avoidance of doubt, the foregoing indemnification obligations of the Seller do not apply to any direct claims or indemnities between the Parties under this Agreement.

(b) The Buyer hereby agrees to indemnify, defend and hold harmless the Seller and its Affiliates and its and their directors, managers, trustees, officers, agents, employees and advisors (the “Seller Indemnified Parties”) from, against and in respect of all Losses suffered or incurred by the Seller Indemnified Parties to the extent arising out of or resulting from any Claims by a Third Party against any Seller Indemnified Parties to the extent arising from (i) any material breach of any of the representations or warranties (in each case, when made) of the Buyer in any Transaction Document and (ii) any material breach of any of the covenants or agreements of the Buyer in any Transaction Document; provided, however, that the foregoing shall exclude any indemnification to any Seller Indemnified Party to the extent resulting from (A) the gross negligence, willful misconduct, or fraud of any Seller Indemnified Party or (B) material breach of this Agreement by the Seller. For the avoidance of doubt, the foregoing indemnification obligations of the Buyer do not apply to any direct claims or indemnities between the Parties under this Agreement.

Section 8.2 Notice of Claims. If either a Buyer Indemnified Party, on the one hand, or a Seller Indemnified Party, on the other hand (such Buyer Indemnified Party on the one hand and such Seller Indemnified Party on the other hand being hereinafter referred to as an “Indemnified Party”), has suffered or incurred any Losses for which indemnification may be sought under this ARTICLE 8, the Indemnified Party shall so notify the other party from whom indemnification is sought under this ARTICLE 8 (the “Indemnifying Party”) promptly in writing describing such Loss, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Loss, all with reasonable particularity and containing a reference to the provisions of the relevant Transaction Document in respect of which such Loss shall have occurred. If any claim, action, suit or proceeding is asserted or instituted by or against a Third Party with respect to which an Indemnified Party intends to claim any Loss under this Section 8.2, such Indemnified Party shall

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promptly notify the Indemnifying Party of such claim, action, suit or proceeding and tender to the Indemnifying Party the defense of such claim, action, suit or proceeding. A failure by an Indemnified Party to give notice and to tender the defense of such claim, action, suit or proceeding in a timely manner pursuant to this Section 8.2 shall not limit the obligation of the Indemnifying Party under this ARTICLE 8, except to the extent such Indemnifying Party is actually prejudiced thereby.

Section 8.3 Limitations on Liability. Except for a Party’s breach of its confidentiality or non-use obligations under ARTICLE 9, no party hereto shall be liable (and no claim for indemnification hereunder shall be asserted) for any indirect, consequential, punitive, special or incidental damages, including loss of profits. Notwithstanding the foregoing, (i) the Buyer shall be entitled to make indemnification claims, in accordance with the procedures set forth in this ARTICLE 8, for Losses consisting of any portion of the Revenue Payments that the Buyer was entitled to receive but did not receive timely or at all due to any indemnifiable events under any Transaction Document, and such portion of the Revenue Payments shall not be deemed indirect, consequential, punitive, special or incidental damages, including loss of profits, for any purpose of any Transaction Document and (ii) any indirect, consequential, punitive, special or incidental damages, including loss of profits awarded to a Third Party in connection with a claim pursuant to Section 8.4 shall be considered Losses for purposes of this ARTICLE 8.

Section 8.4 Third Party Claims. Upon providing notice to an Indemnifying Party by an Indemnified Party pursuant to Section 8.2 of the commencement of any action, suit or proceeding against such Indemnified Party by a Third Party with respect to which such Indemnified Party intends to claim any Loss under this ARTICLE 8, such Indemnifying Party shall have the right to defend such claim, at such Indemnifying Party’s expense and with counsel of its choice reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the defense of such claim, the Indemnified Party shall, at the request of the Indemnifying Party, use commercially reasonable efforts to cooperate in such defense; provided, that the Indemnifying Party shall bear the Indemnified Party’s reasonable out-of-pocket costs and expenses incurred in connection with such cooperation. The Indemnified Party may retain separate co-counsel at its expense and may participate in the defense of such claim. The Indemnifying Party shall not consent to the entry of any Judgment or enter into any settlement with respect to such claim without the prior written consent of the Indemnified Party unless such Judgment or settlement (A) provides for the payment by the Indemnifying Party of money as the sole relief (if any) for the claimant (other than customary and reasonable confidentiality obligations relating to such claim, Judgment or settlement), (B) results in the full and general release of the Indemnified Party from all liabilities arising out of, relating to or in connection with such claim and (C) does not involve a finding or admission of any violation of any law, rule, regulation or Judgment, or the rights of any Person, and has no effect on any other claims that may be made against the Indemnified Party. In the event the Indemnifying Party does not or ceases to conduct the defense of such claim in compliance with this Section 8.4, (i) the Indemnified Party may defend against, and consent to the entry of any reasonable Judgment or enter into any reasonable settlement with respect to, such claim in any manner such Indemnified Party reasonably deems appropriate, (ii) subject to the limitations in Section 8.3, the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the reasonable out-of-pocket costs of defending against such claim, including reasonable attorneys’ fees and expenses against reasonably detailed invoices, and (iii) the Indemnifying Party shall remain responsible for any Losses the Indemnified Party may suffer as a result of such claim to the full extent provided in this ARTICLE 8.

Section 8.5 Exclusive Remedy. Except as set forth in Section 11.10, from and after the Effective Date, the rights of the parties hereto pursuant to (and subject to the conditions of) this ARTICLE 8 shall be the sole and exclusive remedy of the parties hereto and their respective Affiliates with respect to any claims (whether based in contract, tort or otherwise) resulting from or relating to any breach of the representations, warranties, covenants

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and agreements made under any Transaction Document or any certificate, document or instrument delivered under any Transaction Document, and each party hereto hereby waives, to the fullest extent permitted under applicable law, and agrees not to assert any other claim or action in respect of any such breach. Notwithstanding the foregoing, claims for fraud shall not be waived or limited in any way by this ARTICLE 8.

Section 8.6 Tax Treatment of Indemnification Payments. Any indemnification payments made pursuant to this ARTICLE 8 will be treated as a purchase price adjustment for U.S. federal income tax purposes to the fullest extent permitted by applicable law, except to the extent otherwise required pursuant to a “determination,” within the meaning of Section 1313(a) of the US Code.

ARTICLE 9

CONFIDENTIALITY

Section 9.1 Confidentiality. Except as provided in this ARTICLE 9 or otherwise agreed in writing by the parties, the parties agree that, during the term of this Agreement and for [ * * * ] thereafter, each party (the “Receiving Party”) shall (a) keep confidential and shall not publish or otherwise disclose, except as permitted pursuant to Section 9.2, any information furnished to it by or on behalf of the other party (the “Disclosing Party”) pursuant to this Agreement (such information, “Confidential Information” of the Disclosing Party), and (b) shall not use the Confidential Information of the Disclosing Party for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder), except in each case ((a) and (b)) for that portion of such information that the Receiving Party can demonstrate by competent proof:

(a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of any confidentiality obligation (including under the Transaction Documents);

(d) is independently developed by the Receiving Party or any of its Affiliates without the use of the Confidential Information of the Disclosing Party; or

(e) is subsequently disclosed to the Receiving Party on a non-confidential basis by a Third Party who did not receive such Confidential Information from the Disclosing Party and without obligations of confidentiality with respect thereto.

Section 9.2 Authorized Disclosure. Either party may disclose Confidential Information to the extent such disclosure is reasonably necessary in the following situations:

(a) prosecuting or defending litigation between the parties hereto;

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(b) complying with applicable laws and regulations, including regulations promulgated by securities exchanges;

(c) complying with a valid order of a court or administrative body of competent jurisdiction or other Governmental Entity;

(d) disclosure to its Affiliates and its and its Affiliates’ Representatives; provided, that each recipient of Confidential Information must be bound by obligations of confidentiality and non-use at least as stringent as those set forth in this Agreement prior to any such disclosure;

(e) disclosure to its actual or potential investors, lenders, collaborators, partners, licensees, licensors, acquirers, assignees or transferees and their respective accountants, financial advisors and other Representatives, provided, that such disclosure shall be made only to the extent customarily required to consummate such investment, financing transaction or acquisition and that each recipient of Confidential Information must be bound by obligations of confidentiality and non-use at least as stringent as those set forth in this Agreement prior to any such disclosure; or

(f) upon the prior written consent of the Disclosing Party.

Notwithstanding the foregoing, in the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 9.2(b) or (c), it will, except where impracticable, give reasonable advance notice to the Disclosing Party of such disclosure and use reasonable efforts to secure confidential treatment of such information. Without limiting the foregoing, a party may disclose the other party’s Confidential Information, without the other party’s prior written permission, to the extent it is required to do so by law, regulation, or a court or administrative order or an order of another Governmental Entity; however, prior to such disclosure, the compelled party shall notify the other party (which notice shall include a copy of the relevant portion of any applicable subpoena or order) as promptly as possible after it learns of such requirement to disclose, except to the extent such notification would be impractical or legally impermissible (in which event notification shall be made as soon as reasonably practicable and permissible), provide the other party with reasonable opportunity to pursue legal action to prevent or limit the required disclosure, and, if requested, provide reasonable assistance at the other party’s expense in undertaking reasonable legal action to prevent or limit the required disclosure. In the event of any such required disclosure, the party required to disclose the other party’s Confidential Information shall disclose only that portion of the other party’s Confidential Information that it is legally required to disclose based on the advice of its counsel. The Receiving Party shall continue to hold in confidence hereunder any such disclosed Confidential Information of the Disclosing Party unless and until such information is no longer required to be held in confidence under the terms of this Agreement.

The Buyer shall not seek, because of, or based upon, any Confidential Information of the Seller, Patent or any other form of intellectual property protection with respect to, or related to, any such Confidential Information or use the Confidential Information of the Seller to obtain, or seek to obtain, a commercial advantage over the Seller. Without limiting the foregoing, the Buyer shall not file any Patent application based upon, disclosing or using any of the Confidential Information of the Seller provided hereunder.

The Buyer acknowledges that it will be necessary for the Seller to file this Agreement with the SEC and to make other public disclosures regarding the terms of this Agreement and payments made under this Agreement

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in its reports filed with the SEC, and the Seller agrees that it will provide the Buyer a reasonable opportunity to review and comment on any proposed redactions to the copy of this Agreement to be filed with the SEC.

Section 9.3 Use of Names. Except as required by applicable law or as otherwise expressly permitted by this Agreement (including as a consequence of permitted disclosures pursuant to Section 9.2, neither Party (or any successor or permitted assign) will use the other Party’s nor any of its Affiliates’ (or, in the case of Buyer, any of the limited partners of Buyer) names or trademarks in any promotional materials or advertising without the prior written consent of the other party (or, in the case of Buyer’s limited partners, the prior written consent of such limited partner); provided, that each party and each party’s Affiliates may use the name and logo of the other party in connection with disclosing (a) the existence of this Agreement, (b) publicly announced information, or (c) any other disclosure as permitted under this Article 9, in each case ((a) through (c)), without the other party’s prior written consent.

ARTICLE 10

TERMINATION

Section 10.1 Term and Expiration; Surviving Payments. Unless earlier terminated as provided in Section 10.2, this Agreement shall be effective as of the Effective Date and shall continue in full force and effect until the expiration of the Revenue Payment Term, at which time this Agreement shall automatically terminate, except in each case with respect to any rights or obligations that accrued or arose prior to such termination (including the right to receive any Revenue Payments).

Section 10.2 Mutual Termination. This Agreement may be terminated by mutual written agreement of the Buyer and the Seller.

Section 10.3 Release of Liens. Upon termination of this Agreement pursuant to the foregoing Section 10.1 or Section 10.2, all security interests and Liens granted hereunder shall automatically and immediately terminate, and all rights of the Buyer to the Revenue Participation Right, the Revenue Payments, the Back-Up Security Interest, and the APG777 Product Rights shall automatically and immediately revert to the Seller. In connection with any such termination and release of such security interests and Liens, the Buyer shall promptly provide such endorsements or proper documents and instruments (including UCC-3 termination statements or releases) reasonably requested by the Seller, acknowledging the termination hereof and the release of such security interests and Liens, including the Back-Up Security Interest.

Section 10.4 Survival. Notwithstanding anything to the contrary in this ARTICLE 10, the following provisions shall survive termination of this Agreement pursuant to the foregoing Section 10.1 or Section 10.2: Section 7.4 (Inspections and Audits of the Seller) (provided the Buyer provides notice of any final audit no later than [ * * * ] following the Buyer’s receipt of the final Revenue Payment); Section 7.5(d) (Recovery); Section 7.12 (Late Payments); ARTICLE 8 (Indemnification); ARTICLE 9 (Confidentiality); Section 10.1 (Term and Expiration; Surviving Payments); Section 10.3 (Release of Liens), Section 10.4 (Survival); ARTICLE 11 (Miscellaneous) (other than Section 11.3), and ARTICLE 1 (Definitions) to the extent applicable to one of the foregoing surviving sections. Termination of this Agreement shall not relieve any party of liability in respect of breaches under this Agreement by any party on or prior to termination.

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ARTICLE 11

MISCELLANEOUS

Section 11.1 Notices. All notices and other communications under this Agreement shall be in writing and shall be by email with PDF attachment, courier service or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party hereto in accordance with this Section 11.1:

If to the Seller, to it at:

Apogee Therapeutics, Inc.

One Letterman Drive, Building B 6th Floor

San Francisco, CA 94129

Attention: [ * * * ]

Email: [ * * * ]

With a copy to (which will not constitute notice):

Latham & Watkins LLP

505 Montgomery Street

San Francisco, California 94111

Attention: [ * * * ]

Email: [ * * * ]

If to the Buyer, to it at:

Annapurna Aggregator L.P.

c/o Blackstone Life Sciences

314 Main Street, 15th Floor

Cambridge, MA 02142

Attention: [ * * * ]

Email: [ * * * ]

With a copy to (which will not constitute notice):

Blackstone Life Sciences

314 Main Street, 15th Floor

Cambridge, MA 02142

Attention: [ * * * ]

Email: [ * * * ]

-and-

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199

Attention: [ * * * ]

Email: [ * * * ]

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All notices and communications under this Agreement shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when received by a recipient, if sent by email, with an acknowledgement of receipt being produced by the recipient’s email account, or (iii) [ * * * ] following sending within the United States by overnight delivery via commercial one-day overnight courier service.

Section 11.2 Expenses. Except as otherwise provided herein, all fees, costs and expenses (including any legal, accounting and banking fees) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and to consummate the transactions contemplated hereby shall be paid by the party hereto incurring such fees, costs and expenses.

Section 11.3 Assignment; Transfer Restrictions.

(a) Neither the Seller nor any of its Affiliates shall sell, assign or otherwise transfer, including by asset sale, merger, change of control, operation of law, or otherwise, this Agreement or any portion of the APG777 Product Rights to any Person without the prior written consent of the Buyer (not to be unreasonably conditioned, withheld or delayed) except (i) to an Affiliate if such Affiliate transferee agrees in a writing reasonably acceptable to the Buyer that such Affiliate assumes all of the obligations of the Seller to the Buyer under the Transaction Documents and the Seller guarantees the performance of such Affiliate or (ii) in connection with a Change of Control (subject to the last sentence of this paragraph). Further, the Seller and its Affiliates shall be permitted to assign all or substantially all of the APG777 Product Rights to a Permitted Transferee if such Permitted Transferee agrees in a writing reasonably acceptable to the Buyer that it assumes all of the obligations of the Seller related to APG777 to the Buyer under this Agreement. For clarity, nothing in this Section 11.3 shall prohibit any Out-Licenses permitted by and entered into in accordance with Section 7.7, or the grant of a Lien on the APG777 Product Rights (or any “proceeds” (as defined in the UCC) thereof) in connection with Senior Debt or an Additional Monetization incurred in accordance with Section 7.13. In connection with any Change of Control of the Seller, (i) the Buyer shall cooperate with the Seller to transfer the Transaction Documents and the obligation to make the Revenue Payments to any acquiror and (ii) the Seller shall cause the ultimate parent of such acquiror to agree to perform all the required obligations under the Transaction Documents and the obligation to make the Revenue Payments under the Transaction Documents, following the sale, assignment or other transfer of this Agreement or any portion of the APG777 Product Rights, pursuant to documentation reasonably acceptable to the Seller and such acquiror.

(b) The Buyer may assign its rights under this Agreement, in whole or in part (subject to the Seller being obligated to solely deal with the Buyer for future Revenue Payments and all other rights of the Buyer hereunder unless otherwise agreed in writing by the Parties), without the prior written consent of the Seller if the Buyer provides a prior written notice to the Seller regarding such assignment. The Buyer may not assign its obligations under this Agreement except to (x) an Affiliate with sufficient resources to perform the obligations of the Buyer hereunder, and for which Buyer has provided to Seller evidence of such resources reasonably acceptable to Seller, (y) any Person so long as the Buyer remains liable for such obligations, or (z) any Person with the prior written consent of the Seller (not to be unreasonably withheld, conditioned or delayed).

(c) A party assigning this Agreement as set forth in this Section 11.3 will promptly notify the other party of such assignment.

(d) Any purported sale, assignment or transfer in violation of this Section 11.3 shall be null and void.

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This Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns.

Section 11.4 Amendment and Waiver.

(a) This Agreement may be amended, restated, modified or supplemented only in a writing signed by each of the Seller and the Buyer. Any provision of this Agreement may be waived only in a writing signed by the parties hereto granting such waiver.

(b) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No course of dealing between the parties hereto shall be effective to amend, modify, supplement or waive any provision of this Agreement.

Section 11.5 Entire Agreement. This Agreement, the Exhibits annexed hereto, the Disclosure Schedule and the other Transaction Documents constitute the entire understanding between the parties hereto with respect to the subject matter hereof and supersede all other understandings and negotiations with respect thereto.

Section 11.6 No Third Party Beneficiaries. This Agreement is for the sole benefit of the Seller and the Buyer and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder, except that the Indemnified Parties shall be third party beneficiaries of the benefits provided for in ARTICLE 8.

Section 11.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Section 11.8 Jurisdiction; Venue.

(a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS RESPECTIVE PROPERTY AND ASSETS, TO THE EXCLUSIVE JURISDICTION OF THE COURTS IN THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF MANHATTAN, AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, AND THE BUYER AND THE SELLER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE BUYER AND THE SELLER EACH HEREBY AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. EACH OF THE BUYER AND THE SELLER HEREBY SUBMITS TO THE

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EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF SUCH NEW YORK STATE AND FEDERAL COURTS. NOTHING IN THIS AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT THE BUYER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AGAINST THE SELLER OR ITS AFFILIATES OR ITS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE BUYER AND THE SELLER EACH AGREE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT PROCESS MAY BE SERVED ON THE BUYER OR THE SELLER IN THE SAME MANNER THAT NOTICES MAY BE GIVEN PURSUANT TO Section 11.1 HEREOF.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE BUYER AND THE SELLER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) Each party hereto irrevocably and unconditionally waives any right to trial by jury with respect to any proceeding arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby.

Section 11.9 Severability. If any term or provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any situation in any jurisdiction, then, to the extent that the economic and legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to either party hereto, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect and the enforceability and validity of the offending term or provision shall not be affected in any other situation or jurisdiction.

Section 11.10 Specific Performance. Each of the parties acknowledges and agrees that the other party may be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, notwithstanding Section 8.5, each of the parties agrees that, without posting bond or other undertaking, the other party shall be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action, suit or other proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it shall not assert that the defense that a remedy at law would be adequate.

Section 11.11 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted

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by telecopy, facsimile or other similar means of electronic transmission, including “PDF,” shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

Section 11.12 Relationship of the Parties; Tax Treatment; Cooperation. The relationship between the Buyer and the Seller is solely that of purchaser and seller, and neither the Buyer nor the Seller has any fiduciary or other special relationship with the other party or any of its Affiliates. This Agreement is not a partnership or similar agreement, and nothing contained herein shall be deemed to constitute the Buyer and the Seller as a partnership, an association, a joint venture or any other kind of entity or legal form for any purposes, including any Tax purposes. The Buyer and the Seller acknowledge and agree that the Buyer’s interests hereunder (including the Revenue Participation Right) are not equity interests. For all federal, state and local Tax purposes, the Buyer and the Seller agree (i) to treat the transactions contemplated by this Agreement as a sale of the Revenue Participation Right and in accordance therewith to treat the payment of the Purchase Price by the Buyer to the Seller as received by the Seller in a taxable transaction, and (ii) to not treat the Revenue Payments or any other payments made to the Buyer hereunder as royalties or as fees for services. Neither the Buyer nor the Seller shall take or permit any position that is inconsistent with this Section 11.12 in any filing with any Governmental Entity or any audit or other tax-related administrative or judicial proceeding unless the other party hereto has consented in writing to such actions or except as otherwise required pursuant to a “determination,” within the meaning of Section 1313(a) of the US Code, or a comparable provision of non-U.S. law. If there is an inquiry by any Governmental Entity of the Buyer or the Seller related to the treatment described in this Section 11.12, the Parties shall cooperate with each other in responding to such inquiry in a reasonable manner that is consistent with this Section 11.12.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

SELLER

APOGEE THERAPEUTICS, INC.

By:	/s/ Michael Henderson, M.D.
Name:	Michael Henderson, M.D.
Title:	Chief Executive Officer

[Signature Page to Revenue Participation Right Purchase and Sale Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

BUYER

Annapurna Aggregator L.P.

By: Blackstone Life Sciences Advisors L.L.C., on behalf of Annapurna Aggregator L.P.

By:	/s/ Robert Liptak
Name:	Robert Liptak
Title:	Chief Operating Officer

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit A

Payment Instructions

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit B

Form of Bill of Sale

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit C

Form of Senior Debt Intercreditor Agreement

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit D

Clinical Trial Success Criteria

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit E

Revenue Percentage Schedule

Annual Aggregate Product Net Sales:	“Base Revenue Percentage”	“Tranche 4 Revenue Percentage”	“Maximum Revenue Percentage”

up to and including [ * * * ] (“Tier 1”)	0.9375%#	2.50%*	3.4375%**

in excess of [ * * * ], but less than or equal to [ * * * ] (“Tier 2”)	0.25%#	0.00%	0.25%**

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit F

APG777 Phase3 Clinical Trials

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit G

APG777 Product Rights

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit H

Data Room Index

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit I

CoC Scenarios

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